UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2024

Chenghe Acquisition II Co.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42123	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

38 Beach Road #29-11

South Beach Tower

Singapore 189767

(Address of principal executive offices) (Zip Code)

(+65) 9851 8611

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	CHEB.U	NYSE American LLC
Class A ordinary shares, par value $0.0001 per share	CHEB	NYSE American LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share, each at an exercise price of $11.50 per share	CHEB.WS	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer, Company Secretary and Director

Effective June 21, 2024, Anna Zhou resigned from her positions as chief executive officer, company secretary and member of the board of directors (the “Board”) of Chenghe Acquisition II Co. (the “Company”). Ms. Zhou’s resignation from her positions as chief executive officer, company secretary and member of the Board is not the result of any dispute or disagreement with the Company on any matter relating to its operations, policies or practices.

Appointment of Chief Executive Officer and Director

Effective June 24, 2024, the Board, upon recommendation by the Nominating and Corporate Governance Committee of the Board, appointed Yuan Yixuan, age 31, as chief executive officer of the Company and as a member of the Board.

Ms. Yuan specializes in capital markets transactions in Hong Kong, the United States and other markets, having worked on around fifty capital markets deals throughout her career, and she has extensive experience in the consumer, technology, media and telecom, industrial, real estate and healthcare sectors. Ms. Yuan has served as a Managing Director of Chenghe Group Ltd., an investment holding company with an advisory practice and a sponsor affiliate of the Company, since February 2024. Prior to that, Ms. Yuan spent eight years in the investment bank industry with a focus on clients in Greater China and Asia generally. Specifically, Ms. Yuan served Credit Suisse as a Vice President from January 2023 to February 2024, as an Associate from July 2019 to December 2022 and as an Analyst from October 2017 to June 2019. Prior to joining Credit Suisse, Ms. Yuan served BNP Paribas as an Analyst from July 2016 to August 2017. Ms. Yuan holds a Bachelor of Business Administration, with a major in Finance and a minor in Mathematics, from the Hong Kong University of Science and Technology, as well as a Master of Corporate and Financial Law from the University of Hong Kong.

There are no family relationships between Ms. Yuan and any other director or executive officer of the Company that require disclosure under Item 401(d) of Regulation S-K, nor are there any transactions between Ms. Yuan or any member of her immediate family, on the one hand, and the Company or any of its subsidiaries, on the other hand, that require disclosure under Item 404(a) of Regulation S-K. Furthermore, there are no arrangements or understandings between Ms. Yuan and any other persons pursuant to which Ms. Yuan was selected as the chief executive officer of the Company and member of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chenghe Acquisition II Co.

Date: June 27, 2024	By:	/s/ Shibin Wang
Shibin Wang
Chairman of the Board

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